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                                                                    Exhibit 23.3


We hereby consent to the use in the Registration Statement of United Pan-Europe Communications N.V. on Form S-1 (amendment No. 3) of our report dated September 11, 1998, relating to the financial statements of N.V. Te1ekabel Beheer, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Arnhem, The Netherlands
October 19, 1999
PricewaterhouseCoopers N.V.